UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2014

MONTPELIER RE HOLDINGS LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-31468	98-0428969
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Montpelier House

94 Pitts Bay Road

Pembroke HM 08

Bermuda

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (441) 296-5550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 2, 2014, Blue Capital Reinsurance Holdings Ltd. (“Blue Capital”) closed on a 364-day credit agreement (the “Credit Agreement”) which will allow it to borrow up to $20.0 million on a revolving basis for working capital and general corporate purposes. Montpelier Re Holdings Ltd. (“Montpelier”) currently owns 28.6% of Blue Capital’s outstanding common shares and, pursuant to a guarantee agreement (the “Guarantee Agreement”), serves as a guarantor for the Credit Agreement.

The Credit Agreement will, among other things, permit Blue Capital and its subsidiaries to fully deploy all of the net proceeds it received pursuant to its November 2013 initial public offering and  private placement during the initial year of its operations.

The Credit Agreement contains covenants that limits Blue Capital’s and, to a lesser extent, Montpelier’s ability, among other things, to grant liens on its assets, sell assets, merge or consolidate, incur debt and enter into certain transactions with affiliates.

If Blue Capital or Montpelier fails to comply with any these covenants, the issuer of the Credit Agreement could revoke the facility and exercise remedies against Blue Capital or Montpelier.

Blue Capital intends to pay Montpelier an annual fee of $25,000 in connection with the Guarantee Agreement.

The foregoing descriptions of the Credit Agreement and the Guarantee Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

10.1                        Credit Agreement dated as of May 2, 2014, among Blue Capital  (as Borrower), the Guarantors party thereto (as Guarantors), Royal Bank of Canada (as Administrative Agent), RBC Capital Markets (as Arranger) and the Lenders party thereto.

10.2                        Guarantee Agreement dated as of May 2, 2014, among Montpelier, and the other Guarantors party thereto and Royal Bank of Canada (as Administrative Agent).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montpelier Re Holdings Ltd. (Registrant)

May 5, 2014	By:	/s/ JONATHAN B. KIM
Date	Name:	Jonathan B. Kim
	Title:	General Counsel, Secretary and Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

10.1

Credit Agreement dated as of May 2, 2014, among Blue Capital (as Borrower), the Guarantors party thereto (as Guarantors), Royal Bank of Canada (as Administrative Agent), RBC Capital Markets (as Arranger) and the Lenders party thereto.

10.2	Guarantee Agreement dated as of May 2, 2014, among Montpelier, and the other Guarantors party thereto and Royal Bank of Canada (as Administrative Agent).